

HOULIHAN LOKEY
华利安

Project Garden Discussion Materials

Preliminary and for Discussion Purposes Only

January 31, 2013

MERGERS & ACQUISITIONS
CAPITAL MARKETS
FINANCIAL RESTRUCTURING
FINANCIAL ADVISORY SERVICES

HL.com

Confidential

Disclaimer

This presentation, and any supplemental information (written or oral) or other documents provided in connection therewith (collectively, the "Materials"), are provided solely for the information of the Special Committee of the Board of Directors (the "Committee") of Yongye International, Inc. ("Yongye" or the "Company") by Houlihan Lokey Capital, Inc. ("Houlihan Lokey") in connection with the Committee's consideration of a potential transaction (the "Transaction") involving the Company. This presentation is incomplete without reference to, and should be considered in conjunction with, any supplemental information provided by and discussions with Houlihan Lokey in connection therewith. Any defined terms used herein shall have the meanings set forth herein, even if such defined terms have been given different meanings elsewhere in the Materials.

The Materials are for discussion purposes only and may not be relied upon by any person or entity for any purpose except as expressly permitted by Houlihan Lokey's engagement letter. The Materials were prepared for specific persons familiar with the business and affairs of the Company for use in a specific context and were not prepared with a view to public disclosure or to conform with any disclosure standards under any state, federal or international securities laws or other laws, rules or regulations, and neither the Committee, the Company nor Houlihan Lokey takes any responsibility for the use of the Materials by persons other than the Committee. The Materials are provided on a confidential basis solely for the information of the Committee and may not be disclosed, summarized, reproduced, disseminated or quoted or otherwise referred to, in whole or in part, without Houlihan Lokey's express prior written consent.

Notwithstanding any other provision herein, the Company (and each employee, representative or other agent of the Company) may disclose to any and all persons without limitation of any kind, the tax treatment and tax structure of any transaction and all Materials of any kind (including opinions or other tax analyses, if any) that are provided to the Company relating to such tax treatment and structure. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, the tax treatment of a transaction is the purported or claimed U.S. income or franchise tax treatment of the transaction and the tax structure of a transaction is any fact that may be relevant to understanding the purported or claimed U.S. income or franchise tax treatment of the transaction. If the Company plans to disclose information pursuant to the first sentence of this paragraph, the Company shall inform those to whom it discloses any such information that they may not rely upon such information for any purpose without Houlihan Lokey's prior written consent. Houlihan Lokey is not an expert on, and nothing contained in the Materials should be construed as advice with regard to, legal, accounting, regulatory, insurance, tax or other specialist matters. Houlihan Lokey's role in reviewing any information is limited solely to performing such a review as it shall deem necessary to support its own advice and analysis and shall not be on behalf of the Committee. Any statement contained in the Materials as to tax matters was neither written nor intended by Houlihan Lokey or any of its affiliates to be used, and cannot be used by any taxpayer, for the purpose of avoiding tax penalties that may be imposed on such taxpayer. If any person uses or refers to any such tax statement in promoting, marketing or recommending a partnership or other entity, investment plan or arrangement to any taxpayer, then such statement is being delivered to support the promotion or marketing of the transaction or matter addressed and such person should seek advice based on its particular circumstances from an independent tax advisor.

The Materials necessarily are based on financial, economic, market and other conditions as in effect on, and the information available to Houlihan Lokey as of, the date of the Materials. Although subsequent developments may affect the contents of the Materials, Houlihan Lokey has not undertaken, and is under no obligation, to update, revise or reaffirm the Materials, except as expressly contemplated by Houlihan Lokey's engagement letter. The Materials are not intended to provide the sole basis for evaluation of the Transaction and do not purport to contain all information that may be required. The Materials do not address the underlying business decision of the Company or any other party to proceed with or effect the Transaction, or the relative merits of the Transaction as compared to any alternative business strategies or transactions that might be available for the Company or any other party. The Materials do not constitute any opinion, nor do the Materials constitute a recommendation to the Committee, any security holder of the Company or any other party as to how to vote or act with respect to any matter relating to the Transaction or otherwise or whether to buy or sell any assets or securities of any company. Houlihan Lokey's only opinion is the opinion, if any, that is actually delivered to the Committee. This presentation has been prepared based on limited information and thus is preliminary in nature and Houlihan Lokey reserves the right to modify this presentation as it may see fit. The Materials may not reflect information known to other professionals in other business areas of Houlihan Lokey and its affiliates.

The analyses contained in the Materials must be considered as a whole. Selecting portions of the analyses, analytic methods and factors without considering all analyses and factors could create a misleading or incomplete view. The Materials reflect judgments and assumptions with regard to industry performance, general business, economic, regulatory, market and financial conditions and other matters, many of which are beyond the control of the participants in the Transaction. Any estimates of value contained in the Materials are not necessarily indicative of actual value or predictive of future results or values, which may be significantly more or less favorable. Any analyses relating to the value of assets, businesses or securities do not purport to be appraisals or to reflect the prices at which any assets, businesses or securities may actually be sold. The Materials do not constitute a valuation opinion or credit rating. In preparing the Materials, Houlihan Lokey has not conducted any physical inspection or independent appraisal or evaluation of any of the assets, properties or liabilities (contingent or otherwise) of the Company or any other party and has no obligation to evaluate the solvency of the Company or any other party under any law.

All budgets, projections, estimates, financial analyses, reports and other information with respect to operations (including estimates of potential cost savings and expenses) reflected in the Materials have been prepared by management of the relevant party or are derived from such budgets, projections, estimates, financial analyses, reports and other information or from other sources, which involve numerous and significant subjective determinations made by management of the relevant party and/or which such management has reviewed and found reasonable. The budgets, projections and estimates contained in the Materials may or may not be achieved and differences between projected results and those actually achieved may be material. Houlihan Lokey has relied upon representations made by management of the Company that such budgets, projections and estimates have been reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of such management (or, with respect to information obtained from public sources, represent reasonable estimates), and Houlihan Lokey expresses no opinion with respect to such budgets, projections or estimates or the assumptions on which they are based. The scope of the financial analysis contained herein is based on discussions with the Company (including, without limitation, regarding the methodologies to be utilized), and Houlihan Lokey does not make any representation, express or implied, as to the sufficiency or adequacy of such financial analysis or the scope thereof for any particular purpose.

Houlihan Lokey has assumed and relied upon the accuracy and completeness of the financial and other information provided to, discussed with or reviewed by it without (and without assuming responsibility for) independent verification of such information, makes no representation or warranty (express or implied) in respect of the accuracy or completeness of such information and has further relied upon the assurances of the Company that it is not aware of any facts or circumstances that would make such information inaccurate or misleading. In addition, Houlihan Lokey has relied upon and assumed, without independent verification, that there has been no change in the business, assets, liabilities, financial condition, results of operations, cash flows or prospects of the Company or any other participant in the Transaction since the respective dates of the most recent financial statements and other information, financial or otherwise, provided to Houlihan Lokey that would be material to its analyses and that the final forms of any draft documents reviewed by Houlihan Lokey will not differ in any material respect from such draft documents.

The Materials are not an offer to sell or a solicitation of an indication of interest to purchase any security, option, commodity, future, loan or currency. The Materials do not constitute a commitment by Houlihan Lokey or any of its affiliates to underwrite, subscribe for or place any securities, to extend or arrange credit, or to provide any other services. In the ordinary course of business, certain of Houlihan Lokey's affiliates, as well as investment funds in which they may have financial interests, may acquire, hold or sell, long or short positions, or trade or otherwise effect transactions, in debt, equity, and other securities and financial instruments (including loans and other obligations) of, or investments in, one or more parties that may be involved in the Transaction and their respective affiliates or any currency or commodity that may be involved in the Transaction. Houlihan Lokey provides mergers and acquisitions, restructuring and other advisory services to clients. Houlihan Lokey's personnel may make statements or provide advice that is contrary to information contained in the Materials. Houlihan Lokey's or its affiliates' proprietary interests may conflict with the Company's interests. Houlihan Lokey may have advised, may seek to advise and may in the future advise companies mentioned in the Materials.

For your convenience only we have provided a Chinese translation of the Materials. In the event of any inconsistency between the English and Chinese versions, the English version shall be controlling.

Transaction Value Overview

Summary of Transaction Value

(dollars and shares in millions, except per share values)

Security	Shares Outstanding[1]	Per Share Transaction Consideration	
Shares	50.5	$6.60	
Implied Values			
Implied Common Equity			$333.5
Adjustments:			
Debt[2]			47.5
Preferred Stock[2]			51.2
Minority Interest[2]			19.1
Derivative Liabilities (Fair Value of Warrants)[2]			0.5
Cash[2]			(18.0)
Implied Enterprise Value			433.8
Implied Transaction Multiples			
Revenue[3]			Implied Multiple
LTM 9/30/2012			1.04x
FY 2012E			0.84x
FY 2013P			0.65x
Adjusted EBITDA[3]			
LTM 9/30/2012			3.7x
FY 2012E			2.7x
FY 2013P			2.3x
Adjusted Net Income[3]			
LTM 9/30/2012			4.3x
FY 2012E			2.9x
FY 2013P			2.4x
Price to Net Book Value[3]			
LTM 9/30/2012			0.83x

Implied Premiums to Historical Stock Trading Prices

Trading Period 10/15/2012[4]	Closing Stock Price[5]	Implied Premium of Per Share Transaction Consideration over Average Closing Stock Price
Current (1/28/2013)	$5.67	16.4%
1 Day	$4.79	37.8%
5 Day Average	$4.76	38.7%
10 Day Average	$4.69	40.7%
1 Month Average	$4.57	44.5%
3 Month Average	$4.03	63.8%
6 Month Average	$3.57	85.0%
1 Year Average	$3.82	72.7%
52 Week High (01/10/2013)	$5.98	10.4%
52 Week Low (05/21/2012)	$2.60	153.8%
RTO (04/21/2008)	$3.00	120.0%

Notes:
1. Based on 50.5 million shares outstanding as of 11/5/2012 per Company 10-Q filing dated 11/9/2012
2. Debt, cash, minority interest, derivative liabilities and preferred stock per Company 10-Q filing dated 11/9/2012; according to Buyer Group, Morgan Stanley will roll over its preferred shares as part of the transaction
3. LTM Revenue, EBITDA, Net Income and Net Book Value per Company 10-Q filing dated 11/9/2012; Projections based on Yongye Management forecast
4. Date of public announcement of Buyer Group's proposal
5. Share prices per Capital IQ

Stock Trading History

Share Price & Volume History



Closing Stock Price (US $)
Daily Volume (millions)
12/17/2009: Yongye was up listed to Nasdaq at US$7.50 per share
3/12/2010: Yongye Nongfeng Biotechnology signed a letter of intent to acquire an undeveloped lignite coal resources project in Inner Mongolia from Wuchuan Shuntong Humic Acid Trading Company Limited for c. US$40 million
5/27/2011: Robbins Geller Rudman & Dowd LLP filed class action suit against Yongye for the alleged issuance of false and misleading information to investors about the financial and business condition
6/9/2011: Yongye issued 5,681,818 shares of redeemable preferred series A convertible shares to MSPEA, with gross proceeds of US$50 million
10/15/2012: Yongye announced that it received a preliminary non-binding proposal to take the Company private
4/21/2008: Acquired Golden Tan, Inc. (OTCBB: GDTN) in a reverse merger transaction
3/23/2012: Yongye launched 2 new crop nutrient products, Zhongbaosheng and Qianggenbao
01/28/2013: 3.23% short interest
Per share consideration of $6.60
Pre-announcement close price of $4.79
8/3/2010: Yongye Nongfeng Biotechnology agreed to acquire the Shengmingsu brand products distribution network for US$32.9 million
6/3/2011: Rosen Law Firm filed class action suit against Yongye
14.0
12.0
10.0
8.0
6.0
4.0
2.0
0.0
4/21/08
4/17/09
7/28/09
11/4/09
2/17/10
5/27/10
9/7/10
12/15/10
3/28/11
7/7/11
10/14/11
1/26/12
5/7/12
8/15/12
11/27/12
1/28/13
Daily Volume
Last Sale Price

Price & Volume Statistics

52 Week High (01/10/2013)	$5.98	1-week avg. daily volume	385,840
52 Week Low (05/21/2012)	$2.60	1-month avg. daily volume	571,580
All Time High (10/19/2009)	$11.72	3-month avg. daily volume	400,580
All Time Low (02/12/2009)	$0.65	6-month avg. daily volume	368,560

Source: Capital IQ

-Draft – For Discussion Purposes Only-

Relative Stock Performance

- Since up-listing to NasdaqGS, the Company has underperformed the S&P 500 Index and has been generally in-line with the selected companies

Indexed Stock Price Performance Since Up-listing



Indexed Prices
200.0%
150.0%
100.0%
50.0%
0.0%
Dec-09
Feb-10
Apr-10
May-10
Jul-10
Sep-10
Oct-10
Dec-10
Feb-11
Apr-11
May-11
Jul-11
Sep-11
Nov-11
Dec-11
Feb-12
Apr-12
Jun-12
Jul-12
Sep-12
Nov-12
Jan-13
S&P 500 Index: +36.9%
Selected Emerging Market Peers²: -10.7%
Yongye: -24.9%
Selected Chinese Peers¹ : -24.2%
S&P 500 Index
Yongye International, Inc.
Selected Chinese Peers
Selected Emerging Market Peers

Source: Capital IQ

Notes:

1. Selected Chinese Peers include Anhui Liuguo Chemical Co., Ltd. (SHSE:600470), Anhui Sierte Fertilizer Industry Co., Ltd. (SZSE:002538), Chongqing Jian Feng Chemical Co., Ltd. (SZSE:000950), Guangxi Hechi Chemical Co., Ltd (SZSE:000953), Ko Yo Chemical Group Limited. (SEHK:827), Liuzhou Chemical Industry Co., Ltd. (SHSE:600423), Nanjing Redsun Co., Ltd. (SZSE:000525), Sinofert Holding Ltd. (SEHK:297), Stanley Fertilizer Co., Ltd. (SZSE:002588), Yunnan Yuantianhua Co., Ltd. (SHSE:600096), Migao Corporation (TSX:MGO), and China Green Agriculture, Inc. (NYSE:CGA)

2. Selected Emerging Market Peers include Agritech Limited (KASE:AGL), Coromandel International Limited (BSE:506395), Fauji Fertilizer Bin Qasim Limited (KASE:FFBL), Fertilizantes Heringer S/A (BOVESPA:FHER3), Gubre Fabrikalari Turk Anonim Sirketi (IBSE:GUBRF), Gujarat State Fertilizers & Chemicals Ltd. (BSE:500690), Joint Stock Company Dorogobuzh (MICEX:DGBZ), Madras Fertilizers Ltd. (NSEI:MADRASFERT), Mangalore Chemicals & Fertilizers Limited (BSE:530011), National Fertilizers Ltd. (BSE:523630), OJSC PhosAgro (LSE:PHOR), Rashtriya Chemicals And Fertilizers Limited (BSE:524230) and Sinon Corporation (TSEC:1712)

Anticipated Pre and Post Transaction Capitalization Table[1]

	Pre-Transaction				Post-Transaction			
	Amount ($ mm)	Shares (mm)	% of Total Capital	% of Total Equity	Amount ($ mm)	Shares (mm)	% of Total Capital	% of Total Equity
DEBT:								
Short-Term Debt	28.3	-	6.7%	-	28.3	-	6.3%	-
Long-Term Debt	7.5	-	1.8%	-	7.5	-	1.7%	-
LBO Loan[2]	0.0	-	0.0%	-	210.9	-	47.0%	-
Mezzanine Loan[3]	0.0	-	0.0%	-	35.0	-	7.8%	-
Total Debt	35.8	-	8.5%	-	281.7	-	62.8%	-
EQUITY:								
Common Shares:								
Full Alliance	50.5	7.658	12.0%	13.1%	50.5	7.658	11.3%	30.2%
Chairman Wu[4]	7.6	1.155	1.8%	2.0%	19.6	2.973	4.4%	11.7%
MSPEA[5]	14.0	2.128	3.3%	3.6%	0.0	0.000	0.0%	0.0%
Abax[6]	0.1	0.020	0.0%	0.0%	0.0	0.000	0.0%	0.0%
Management[7]	10.6	1.610	2.5%	2.8%	10.6	1.610	2.4%	6.4%
Other Common Shareholders	251.6	38.114	59.7%	65.2%	0.0	0.000	0.0%	0.0%
Total Common Equity	334.5	50.685	79.4%	86.7%	80.8	12.241	18.0%	48.4%
Preferred Shares:								
MSPEA[8]	51.2	7.758	12.1%	13.3%	71.3[9]	10.802	15.9%	42.7%
Abax[10]	0.0	0.000	0.0%	0.0%	15.0	2.273	3.3%	9.0%
Total Preferred Shares	51.2	7.758	12.1%	13.3%	86.3	13.075	19.2%	51.6%
Total Equity	385.7	58.443	91.5%	100.0%	167.1	25.316	37.2%	100.0%
Total Capitalization	421.5		100.0%		448.8		100.0%	

Source: Draft Step Plan from the Buyer Group as of 01/25/2013 and MSPEA

Notes:

1. Per MSPEA. For illustrative purposes only and subject to change. Assumes 50.7 million shares outstanding

2. China Development Bank Inner Mongolia Branch ("CDB") will extend loans to Yongye International Ltd. (Parent) up to $232,000,000

3. Abax will also extend $35,000,000 5-year Mezzanine Notes to Yongye International Ltd. or Full Alliance. The Mezzanine Notes will bear an annual interest of 8% payable in cash or in kind

4. Chairman/CEO will contribute $12,000,000 in cash to SPV set up by Xingmei Zhong (sole shareholder of Full Alliance) ("Founder SPV"), in exchange for ordinary shares of Founder SPV. Founder SPV will contribute the same amount of cash to Full Alliance, in exchange for 1,818,182 common shares of Full Alliance

5. MSPEA will contribute its 2,128,043 common shares of Yongye International Inc. (Listco) to Yongye International Ltd. in exchange for 2,128,043 preferred shares of Full Alliance

6. Abax will contribute its 20,000 common shares of Yongye International Inc. in exchange for 20,000 preferred shares of Full Alliance

7. Management (other than the Chairman) will contribute its 1,610,000 shares of common stock of Yongye International Inc. to Yongye International Ltd. in exchange for 1,610,000 common shares of Full Alliance

8. MSPEA will contribute its series A convertible preferred stock of Yongye International Inc. to Yongye International Ltd. in exchange for a certain amount of preferred shares of Full Alliance

9. Post-transaction, MSPEA is expected to hold $71.3 million in Full Alliance preferred shares ($14.1 million from exchange of Yongye International Inc. common shares, $51.2 million from contribution of Yongye International Inc. preferred shares and $6.0 million of accrued and unpaid PIK dividends of Yongye International Inc. preferred shares

10. Abax will contribute $15,000,000 in cash to Full Alliance to subscribe for 2,272,727 preferred shares of Full Alliance

Preliminary Valuation Analysis

Implied Per Share Equity Value Reference Range


Price Per Share
$11.00
$9.00
$7.00
$5.00
$3.00
$9.91
$9.69
$8.73
$8.73
$5.43
$5.94
$3.79
$4.37
Selected Companies Analysis
0.90x - 1.30x
LTM 9/30/2012
Revenue
Selected Companies Analysis
0.60x - 0.90x
NFY 12/31/2013
Revenue
Selected Transactions Analysis
0.70x - 1.30x
LTM 9/30/2012
Revenue
Discounted Cash Flow Analysis
Discount Rate:
12.0% - 14.0%
Perpetuity Growth Rate:
4.0% - 6.0%
Mean LTM EV/Revenue of Comps of 9.53[1]
Median LTM EV/Revenue of Comps of 9.08[1]
Net book value of $7.98
Yongye Uplist price to Nasdaq of $7.50
Implied maximum price from financing of $7.15[2]
Per share consideration of $6.60
40% premium VWAP (pre-announce) of $6.28[3]
Current share price of $5.67
20% premium VWAP (pre-announce) of $5.38[3]
Pre-announce close price of $4.79

Notes:
1. Mean and median trading multiples of selected Chinese peers
2. Implied maximum offer price from Buyer Group based on current financing commitments
3. 30 Day VWAP prior to the going private announcement on 10/15/2012

No particular weight was attributed to any individual analysis
Based on 50.5 million shares outstanding as of 11/5/2012 per 10-Q filing dated 11/9/2012
Minority interest, cash and debt balances as of September 30, 2012 per Yongye's public filings
LTM refers to the most recently completed twelve month period for which financial information has been made public
NFY refers to the next fiscal year for which financial information has not been made public

-Draft – For Discussion Purposes Only-

Historical and Projected Financial Performance

(dollars in millions)

	Fiscal Year Ended December 31,			LTM Ended	Fiscal Year Ending December 31,						CAGR[1]
	2009	2010	2011	9/30/2012	2012E	2013E	2014E	2015E	2016E	2017E	2011-2017
Reported Revenue	$98.1	$214.1	$390.4	$416.6	$517.5	$667.7	$863.8	$1,079.9	$1,331.2	$1,599.0	26.5%
Revenue Growth %	*104.0%*	*118.3%*	*82.3%*		*32.6%*	*29.0%*	*29.4%*	*25.0%*	*23.3%*	*20.1%*	
Cost of Goods Sold	(46.0)	(94.8)	(162.1)	(168.9)	(207.0)	(278.4)	(368.8)	(467.6)	(581.7)	(700.4)	
Gross Profit	$52.1	$119.3	$228.3	$247.7	$310.5	$389.3	$495.0	$612.3	$749.5	$898.6	
Gross Margin %	*53.1%*	*55.7%*	*58.5%*	*59.5%*	*60.0%*	*58.3%*	*57.3%*	*56.7%*	*56.3%*	*56.2%*	
SG&A Expenses	(19.0)	(54.6)	(109.6)	(130.5)	(145.0)	(188.4)	(253.3)	(327.2)	(416.7)	(516.5)	
R&D Expenses	(1.7)	(4.9)	(13.1)	(16.0)	(15.5)	(20.0)	(25.9)	(32.4)	(39.9)	(48.0)	
Depreciation & Amortization	0.6	3.7	8.6	14.6	10.6	10.9	14.9	19.0	19.5	13.2	
Adjusted EBITDA	$32.0	$63.5	$114.2	$115.7	$160.5	$191.8	$230.6	$271.8	$312.3	$347.4	20.4%
EBITDA Margin %	*32.6%*	*29.7%*	*29.2%*	*27.8%*	*31.0%*	*28.7%*	*26.7%*	*25.2%*	*23.5%*	*21.7%*	
Depreciation & Amortization	(0.6)	(3.7)	(8.6)	(14.6)	(10.6)	(10.9)	(14.9)	(19.0)	(19.5)	(13.2)	
Adjusted EBIT	$31.4	$59.8	$105.6	$101.1	$150.0	$180.8	$215.7	$252.7	$292.8	$334.2	21.2%
EBIT Margin %	*32.0%*	*27.9%*	*27.0%*	*24.3%*	*29.0%*	*27.1%*	*25.0%*	*23.4%*	*22.0%*	*20.9%*	

Source: Company Filings, Capital IQ; Projections provided by Company Management

Note:
1. CAGR refers to Compound Annual Growth Rate

Selected China Companies Trading Statistics

(dollars and shares in millions, except per share values)

Company	Exchange	Price 1/28/2013 ($)	Eq. Market Value [1] ($mm)	Enterprise Value [2] ($mm)	EV / Revenue LTM (x)	EV / Revenue CY12 (x)	EV / Revenue CY13 (x)	EV / EBITDA LTM (x)	EV / EBITDA CY12 (x)	EV / EBITDA CY13 (x)	Price / Adjusted EPS LTM (x)	Price / Adjusted EPS CY12 (x)	Price / Adjusted EPS CY13 (x)	Price / Book Value
Selected China Companies														
Yunnan Yuntianhua Co., Ltd.	SHSE	$2.15	$1,492.6	$4,334.1	2.73x	2.61x	2.31x	19.1x	19.7x	14.0x	NMF	26.6x	28.4x	2.28x
Sinofert Holdings Ltd.	SEHK	0.25	1,738.8	2,622.4	0.40x	0.36x	0.33x	9.4x	8.8x	6.8x	13.8x	10.5x	8.8x	0.90x
Nanjing Redsun Co. Ltd.	SZSE	2.12	1,076.9	1,367.1	1.29x	1.29x	1.24x	14.0x	12.7x	11.3x	41.7x	22.7x	18.8x	3.34x
Anhui Liuguo Chemical Co., Ltd.	SHSE	1.45	755.5	1,002.5	1.26x	1.35x	1.17x	21.2x	NA	NA	NMF	25.2x	22.5x	2.63x
Liuzhou Chemical Industry Co., Ltd.	SHSE	0.93	373.2	727.9	1.63x	1.12x	1.01x	9.9x	NA	NA	33.2x	20.4x	15.2x	1.68x
Chongqing JianFeng Chemical Co., Ltd	SZSE	0.81	485.6	681.9	1.40x	1.19x	1.03x	16.9x	21.9x	12.6x	25.1x	21.3x	13.9x	1.27x
Stanley Fertilizer Co., Ltd.	SZSE	5.77	974.3	666.5	0.83x	0.81x	0.64x	12.4x	11.0x	8.4x	22.3x	21.0x	16.9x	3.02x
Anhui Sierte Fertilizer Industry Co., Ltd.	SZSE	2.04	602.7	575.2	1.99x	1.54x	1.21x	14.5x	10.8x	8.1x	22.3x	18.3x	14.5x	2.73x
Ko Yo Chemical Group Limited	SEHK	0.02	123.5	474.4	2.10x	2.01x	1.37x	8.5x	8.5x	7.6x	6.1x	6.2x	4.3x	1.10x
Guangxi Hechi Chemical Co., Ltd.	SZSE	0.84	247.9	286.0	2.07x	NA	NA	16.6x	NA	NA	NMF	NA	NA	2.59x
Migao Corporation	TSX	1.69	88.5	240.4	0.85x	1.26x	0.84x	24.1x	NMF	9.5x	NMF	NMF	8.3x	0.29x
China Green Agriculture, Inc.	NYSE	3.67	102.5	42.8	0.21x	NA	NA	0.7x	NA	NA	2.6x	NA	NA	0.47x

Mean			$671.8	$1,085.1	1.40x	1.35x	1.11x	13.9x	13.3x	9.8x	20.9x	19.1x	15.2x	1.86x
Median			$544.2	$674.2	1.34x	1.27x	1.10x	14.2x	11.0x	8.9x	22.3x	21.0x	14.9x	1.98x

Yongye International Inc. (Closing Price)	NasdaqGS	$5.67	$286.5	$386.8	0.93x	0.75x	0.58x	3.3x	2.4x	2.0x	3.7x	2.5x	2.0x	0.71x
Yongye International Inc. (Per Share Merger Consideration)	NasdaqGS	$6.60	$333.5	$433.8	1.04x	0.84x	0.65x	3.7x	2.7x	2.3x	4.3x	2.9x	2.4x	0.83x

Sources: Capital IQ, Company public filings, analyst reports

Notes:
*1. Equity Market Value refers to share price * (common shares outstanding + options and warrants per the treasury stock method)*
2. Enterprise Value refers to equity market value + debt + preferred stock + derivative liabilities + minority interest – cash and short term investment
LTM refers to the most recently completed twelve month period for which financial information has been made public
NA refers to not available figure
NMF refers to not meaningful figure
No company used in this analysis for comparative purposes is identical to the Company
Converted to US$ using relevant rates as of 01/28/2013
Based on 50.5 million shares outstanding as of 11/5/2012 per 10-Q filing dated 11/9/2012

Selected Emerging Markets Companies Trading Statistics

(dollars and shares in millions, except per share values)

Company	Exchange	Price 1/28/2013 ($)	Eq. Market Value [1] ($mm)	Enterprise Value [2] ($mm)	EV / Revenue LTM (x)	EV / Revenue CY12 (x)	EV / Revenue CY13 (x)	EV / EBITDA LTM (x)	EV / EBITDA CY12 (x)	EV / EBITDA CY13 (x)	Price / Adjusted EPS LTM (x)	Price / Adjusted EPS CY12 (x)	Price / Adjusted EPS CY13 (x)	Price / Book Value
Selected Emerging Market Companies														
OJSC PhosAgro	LSE	$13.45	$5,022.8	$5,986.4	1.70x	1.69x	1.60x	4.8x	4.9x	4.9x	7.0x	7.2x	6.8x	3.00x
Coromandel International Ltd.	BSE	4.19	1,188.4	1,569.3	0.87x	0.95x	0.76x	8.4x	8.7x	6.5x	10.7x	10.2x	7.9x	3.36x
National Fertilizers Ltd.	BSE	1.32	648.0	1,181.6	0.81x	NA	NA	21.6x	NA	NA	47.6x	NA	NA	2.13x
Gubre Fabrikalari Turk Anonim Sirketi	IBSE	9.26	773.6	1,167.9	0.84x	0.86x	0.86x	4.4x	NA	NA	NMF	NA	NA	3.28x
Rashtriya Chemicals And Fertilizers Ltd.	BSE	0.99	546.4	674.8	0.57x	0.47x	0.40x	7.2x	5.6x	4.5x	11.8x	10.6x	9.0x	1.36x
Joint Stock Company Dorogobuzh	MICEX	0.58	507.9	652.8	1.14x	1.20x	0.97x	2.9x	3.8x	3.4x	2.9x	3.6x	3.3x	0.74x
Fertilizantes Heringer S/A	BOVESPA	4.91	238.1	586.6	0.23x	0.23x	0.22x	5.1x	5.0x	4.0x	NMF	NMF	4.6x	1.17x
Fauji Fertilizer Bin Qasim Ltd.	KASE	0.39	364.1	507.7	1.02x	1.10x	0.99x	4.5x	NA	NA	6.2x	NA	NA	2.84x
Gujarat State Fertilizers & Chemicals Ltd.	BSE	1.19	476.2	449.1	0.43x	0.42x	0.41x	2.4x	2.8x	2.5x	3.7x	4.3x	4.0x	0.67x
Agritech Ltd.	KASE	0.11	43.2	290.1	6.65x	NA	NA	NMF	NA	NA	NMF	NA	NA	0.56x
Sinon Corporation	TSEC	0.47	157.5	269.5	0.58x	NA	NA	8.2x	NA	NA	12.9x	13.2x	11.4x	0.94x
Mangalore Chemicals & Fertilizers Ltd.	BSE	0.68	81.2	202.8	0.31x	NA	NA	6.2x	NA	NA	7.3x	NMF	NA	0.76x
Madras Fertilizers Ltd.	NSEI	0.29	47.0	202.1	0.51x	NA	NA	11.8x	NA	NA	26.4x	NMF	NMF	NM
Mean			$776.5	$1,057.0	1.20x	0.87x	0.78x	7.3x	5.1x	4.3x	13.6x	8.2x	6.7x	1.73x
Median			$476.2	$586.6	0.81x	0.91x	0.81x	5.7x	5.0x	4.3x	9.0x	8.7x	6.8x	1.26x
Yongye International Inc. (Closing Price)	NasdaqGS	$5.67	$286.5	$386.8	0.93x	0.75x	0.58x	3.3x	2.4x	2.0x	3.7x	2.5x	2.0x	0.71x
Yongye International Inc. (Per Share Merger Consideration)	NasdaqGS	$6.60	$333.5	$433.8	1.04x	0.84x	0.65x	3.7x	2.7x	2.3x	4.3x	2.9x	2.4x	0.83x

Sources: Capital IQ, Company public filings, analyst reports

Notes:
*1. Equity Market Value refers to share price * (common shares outstanding + options and warrants per the treasury stock method)*
2. Enterprise Value refers to equity market value + debt + preferred stock + derivative liabilities + minority interest – cash and short term investment
LTM refers to the most recently completed twelve month period for which financial information has been made public
NA refers to not available figure
NMF refers to not meaningful figure
No company used in this analysis for comparative purposes is identical to the Company
Converted to US$ using relevant rates as of 01/28/2013
Based on 50.5 million shares outstanding as of 11/5/2012 per 10-Q filing dated 11/9/2012

Selected China Agrochemical Transactions Analysis

(dollars and shares in millions, except per share values)

Announced	Target	Buyer	Target Country	% Acquired	Implied EV ($mm)	Revenue ($mm)	EBITDA ($mm)	Implied EV/ Revenue	Implied EV/ EBITDA	EBITDA Margin %	Implied Equity Value Net Income	Implied Equity Value Book Value
Change-of-Control M&A Transactions												
01/08/2013	Hanfeng Evergreen Inc.	Mr. Xinduo Yu (CEO of Hanfeng Evergreen)	China	80%	69.8	276.6	26.8	0.25x	2.6x	9.7%	NM	0.44x
01/08/2013	Liuzhou Liuhua Compound Fertilizer Co., Ltd.	Liuzhou Chemical Industry Co., Ltd.	China	99%	3.3	NA	NA	NA	NA	NA	NM	1.21x
11/26/2012	Yunnan Fengxi Chemical Co., Ltd.	Fuyuan County Dongyinyuan Coal Co., Ltd.	China	100%	1.3	NA	NA	NA	NA	NA	NA	NA
07/04/2012	Guizhou Tianfu Chemical Co., Ltd.	Guizhou Industrial Investment (Group) Co., Ltd.	China	51%	160.9	NA	NA	NA	NA	NA	NM	1.03x
06/26/2012	Henan Datong Chemical Industry Co., Ltd.	China Jinshi Investment Holdings Ltd.	China	100%	11.2	NA	NA	NA	NA	NA	NA	NA
04/30/2012	Yixing Guohao Bio-Environmental Co., Ltd.	Shing Hing International Limited	China	70%	NA	NA	NA	NA	NA	NA	NA	NA
01/09/2012	Xundian Lomon Phosphorus Chemical Co., Ltd.	Sinochem Fertilizer Co., Ltd.	China	100%	215.7	NA	NA	NA	NA	NA	NA	6.27x
12/22/2011	Century Wanyeyuan Bio-engineering Co., Ltd.	NA	China	65%	10.0	1.9	NA	5.30x	NA	NA	NA	NA
12/05/2011	Jiangxi Guixi Fertilizer Co., Ltd.	Anhui Liuguo Chemical Co., Ltd.	China	51%	14.8	NA	NA	NA	NA	NA	NA	NA
10/10/2011	Guangxi Hechi Chemical Co., Ltd.	Lingshan Huaxing Arts and Crafts Factory	China	100%	NA	NA	NA	NA	NA	NA	NA	NA
05/06/2011	Yueyang Hongrun Fertilizer Co., Ltd.	Guangzhou Yingsi Decoration Engineering Co., Ltd.	China	100%	0.9	NA	NA	NA	NA	NA	NA	NA
04/28/2011	Shandong Huayang Technology Co.,Ltd.	Shandong Huayang Science and Technology Co., Ltd.	China	100%	NA	87.1	7.1	NA	NA	8.2%	NA	NA
03/30/2011	Shandong Dacheng Pesticide Co., Ltd.	Shandong Hualian Mining Co., Ltd.	China	100%	NA	126.6	9.1	NA	NA	7.2%	NA	NA
				Median		$106.9	$9.1	2.78x	2.6x	8.2%	NA	1.12x
				Mean		123.0	14.3	2.78x	2.6x	8.4%	NA	2.24x
Other Transactions												
01/04/2013	Beihai Gofar Marine Biological Industry Co., Ltd.	Sealand Securities Co., Ltd, Asset Management Arm	China	5%	NA	89.7	(0.6)	NA	NA	NM	NA	NA
07/20/2012	Anhui Huaxing Chemical Industry Co., Ltd.	China-Trust Shanghai Oil Group Co., Ltd.	China	NA	NA	148.7	1.5	NA	NA	1.0%	NA	NA
07/16/2012	Shandong Huayang Technology Co.,Ltd.	Shanxi Gengyang Investment Co., Ltd.	China	12%	201.3	97.6	4.6	2.06x	43.5x	4.7%	NM	5.10x
06/05/2012	Yunnan Three Circles-Sinochem Fertilizers Co., Ltd.	Yunnan Yuntianhua Co., Ltd.	China	NA	170.7	NA	NA	NA	NA	NA	NA	NA
05/18/2012	Yidu Xingfa Chemical Co., Ltd.	Hubei Xingfa Chemicals Group Co. Ltd.	China	49%	88.1	NA	NA	NA	NA	NA	NA	NA
05/08/2012	Hebei Wanquan Hongyu Chemicals Co., Ltd.	Beijing Nutrichem International Co., Ltd.	China	49%	42.2	59.8	NA	0.71x	NA	NA	6.3x	NA
04/18/2012	Shandong Kingenta Ecological Engineering Co., Ltd.	Youngor Investment Co., Ltd.	China	11%	1,186.1	1,318.2	109.4	0.90x	10.8x	8.3%	15.9x	2.46x
02/21/2012	Jiangsu Yangnong Chemical Group Co., Ltd.	Sinochem International Corporation	China	36%	738.8	NA	NA	NA	NA	NA	NA	NA
02/08/2012	HeBei Veyong Bio-chemical Co., Ltd.	Xinao Holding Investment Co., Ltd.	China	NA	NA	285.6	23.6	NA	NA	8.3%	NA	NA
11/27/2011	China XLX Fertiliser Ltd.	Primavera Capital Group	China	NA	NA	579.0	73.3	NA	NA	12.7%	NA	NA
11/09/2011	Shaanxi Xinghua Chemistry Co., Ltd.	Shaanxi Yanchang Petroleum Chemical Construction	China	NA	NA	208.7	45.7	NA	NA	21.9%	NA	NA
09/09/2011	Luxi Chemical Group Co., Ltd.	CDH Investments	China	NA	NA	1,504.9	188.2	NA	NA	12.5%	NA	NA
05/29/2011	Yongye International, Inc.	Morgan Stanley Private Equity Asia Ltd.	China	NA	NA	239.4	70.4	NA	NA	29.4%	NA	NA
05/09/2011	Dazhou Koyo Chemical Industry Co., Ltd.	International Finance Corporation	China	NA	NA	NA	NA	NA	NA	NA	NA	NA
03/21/2011	Yunnan Tianteng Chemical Company Ltd.	Yunnan Yuntianhua Co., Ltd.	China	11%	6.1	NA	NA	NA	NA	NA	NA	NA
02/08/2011	Shandong Huayang Technology Co., Ltd.	Zibo Hongda Mining Industry Co., Ltd.	China	20%	265.4	81.4	7.0	3.26x	37.7x	8.6%	NM	5.69x
				Median		$208.7	$34.6	1.48x	37.7x	8.6%	11.1x	5.10x
				Mean		419.4	52.3	1.73x	30.7x	11.9%	11.1x	4.42x
				Overall								
				Median		$148.7	$23.6	1.48x	24.3x	8.5%	11.1x	2.46x
				Mean		340.3	43.6	2.08x	23.7x	11.0%	11.1x	3.17x
				High		1,504.9	188.2	5.30x	43.5x	29.4%	15.9x	6.27x
				Low		1.9	(0.6)	0.25x	2.6x	1.0%	6.3x	0.44x
10/15/2012	Yongye International, Inc.	Chairman Wu; Full Alliance; MSPEA; Abax Global Capital Limited		75%	433.8	416.6	115.7	1.04x	3.7x	27.8%	4.3x	0.83x

Source: Capital IQ
Notes: NA refers to not available
1: Implied enterprise value of target company based on the announced transaction equity price and other public information available at the time of the announcement
2: Based on reported metric for the most recent LTM period prior to the announcement of the transaction

Based on 50.5 million shares outstanding as of 11/5/2012 per 10-Q filing dated 11/9/2012

Selected International Agrochemical Transactions Analysis

(dollars and shares in millions, except per share values)

Announced	Target	Buyer	Target Country	% Acquired	Implied EV ($mm)	Revenue ($mm)	EBITDA ($mm)	Implied EV/ Revenue	Implied EV/ EBITDA	EBITDA Margin %	Implied Equity Value Net Income	Implied Equity Value Book Value
Change-of-Control M&A Transactions												
12/19/2012	Pace International, LLC	Valent BioSciences Corporation	United States	75%	86.7	NA	NA	NA	NA	NA	NA	NA
12/18/2012	Vale S.A., Araucária Nitrogenados Fertilizer Plant	Petróleo Brasileiro SA - Petrobras	Brazil	100%	234.0	NA	NA	NA	NA	NA	NA	NA
12/07/2012	Bunge Limited, Fertilizer Business in Brazil	Yara International ASA	Brazil	100%	750.0	NA	NA	NA	NA	NA	NA	NA
12/04/2012	Sree Ramcides Chemicals Pvt. Ltd.	SDS Biotech K.K.	India	65%	26.9	19.6	0.4	1.37x	60.2x	2.3%	NM	3.62x
08/16/2012	Agritech Limited	Faysal Bank Limited; Askari Bank Limited; Soneri Bank Limited	Pakistan	80%	387.6	54.8	19.1	7.08x	20.2x	35.0%	NM	1.12x
07/23/2012	Avima (Pty) Ltd.	AGRO-SERVE (PROPRIETARY) LIMITED	South Africa	100%	8.9	13.4	NA	0.67x	NA	NA	NA	NA
06/26/2012	Landec Ag, LLC.	Incotec Holding North America, Inc.	United States	100%	0.6	4.2	NA	0.14x	NA	NA	NA	NA
06/18/2012	Zaklady Azotowe Pulawy Spolka Akcyjna	Synthos S.A	Poland	100%	511.2	1,231.5	252.1	0.42x	2.0x	20.5%	3.7x	0.79x
05/08/2012	K+S Nitrogen GmbH	Open Joint Stock Company Mineral and Chemical Company	Germany	100%	188.4	1,556.4	NA	0.12x	NA	NA	NA	NA
12/13/2011	SIBUR-Mineral Fertilizers JSC (nka:Joint Stock Company SBU Nitrogen)	CJSC Holding Company Siberian Business Union	Russia	100%	1,000.0	978.0	222.0	1.02x	4.5x	22.7%	NA	NA
07/26/2011	DVA Agro Brasil C.I.E.I.A. Ltda.	United Phosphorus Limited	Brazil	51%	362.7	130.0	NA	2.79x	NA	NA	NA	NA
07/21/2011	S.C. Alcedo S.R.L.	Sumitomo Corporation	Romania	90%	79.2	63.5	NA	1.25x	NA	NA	NA	NA
06/20/2011	Carrs Fertilisers Limited	Origin Enterprises Plc	United Kingdom	100%	30.0	93.7	NA	0.32x	NA	NA	NA	NA
06/20/2011	COMPO GmbH & Co. KG	Triton	Germany	100%	275.8	541.3	NA	0.51x	NA	NA	NA	NA
05/26/2011	International Mineral Technologies, LLC	Agrium Advanced Technologies, Inc.	United States	100%	44.0	60.0	NA	0.73x	NA	NA	NA	NA
05/10/2011	SDS Biotech K.K.	Idemitsu Kosan Co. Ltd.	Japan	70%	146.2	125.5	19.0	1.16x	7.7x	15.1%	9.4x	2.18x
05/02/2011	Cerealtoscana S.p.A.	Agrium Europe S.A.	Spain	100%	27.0	200.0	NA	0.14x	NA	NA	NA	NA
04/11/2011	Antonio Fuentes Mendez S.A.U. (nka:Fuentes Fertilizantes, S.A.)	ICL Fertilizers Ltd.	Spain	100%	269.1	152.0	NA	1.77x	NA	NA	NA	NA
03/17/2011	Cleancrop UK Limited	Silos (UK) Limited	United Kingdom	100%	63.9	110.6	NA	0.58x	NA	NA	NA	NA
03/10/2011	Rigby Taylor Ltd	Origin Enterprises Plc	United Kingdom	100%	16.1	35.9	NA	0.45x	NA	NA	NA	NA
					Median	$110.6	$19.1	0.67x	7.7x	20.5%	6.5x	1.65x
					Mean	315.9	102.5	1.21x	18.9x	19.1%	6.5x	1.93x
Other Transactions												
01/24/2013	Liberty Phosphate Ltd.	Coromandel International Limited	India	56%	66.8	90.4	17.3	0.74x	3.8x	19.2%	6.5x	2.52x
01/22/2013	Browns Investments PLC	Brown & Company PLC	United States	9%	81.8	18.2	0.6	4.50x	NMF	NMF	60.9x	0.77x
05/30/2011	Sabero Organics Gujarat Ltd.	Coromandel International Limited	India	42%	116.7	76.7	7.9	1.52x	14.8x	10.3%	NM	NA
09/13/2012	MBAC Fertilizer Corp	B&A Mineracao S.A.	Canada	12%	357.7	5.9	(20.7)	60.80x	NMF	NMF	NM	1.96x
05/23/2012	Azomures	Pelican Fertilizers GmbH	Romania	24%	359.5	570.2	NA	0.63x	NA	NA	4.3x	0.90x
03/27/2012	Olaines Kudra	Florabalt SIA Ltd.	Latvia	5%	6.5	1.7	(0.2)	3.75x	NMF	NMF	NM	2.18x
11/25/2011	OJSC PhosAgro	Menoza Trading Limited	Russia	0%	6,340.5	2,982.7	1,004.7	2.13x	6.3x	33.7%	9.8x	4.20x
06/30/2011	Stähler International GmbH & Co. KG	Cheminova A/S	Germany	25%	46.9	134.4	NA	0.35x	NA	NA	NA	NA
06/22/2011	Vale Fertilizantes SA	Mineracao Naque S.A.	Brazil	20%	6,895.5	1,509.4	323.6	4.57x	21.3x	21.4%	46.7x	2.25x
05/10/2011	Nufarm Limited	Sumitomo Chemical Co. Ltd.	Australia	2%	1,924.3	2,221.4	191.6	0.87x	10.0x	8.6%	NM	0.88x
02/14/2011	Fumakilla Ltd.	S.T. Corp.	Japan	NA	177.0	251.6	2.7	0.70x	66.5x	1.1%	NA	NA
					Median	$134.4	$7.9	1.52x	12.4x	14.7%	9.8x	2.07x
					Mean	714.8	169.7	7.32x	20.5x	15.7%	25.6x	1.96x
					Overall							
					Median	$118.1	$18.2	0.80x	10.0x	19.2%	9.4x	2.07x
					Mean	472.6	145.7	3.61x	19.8x	17.3%	20.2x	1.95x
					High	2,982.7	1,004.7	60.80x	66.5x	35.0%	60.9x	4.20x
					Low	1.7	(20.7)	0.12x	2.0x	1.1%	3.7x	0.77x
10/15/2012	Yongye International, Inc.	Chairman Wu; Full Alliance; MSPEA; Abax Global Capital Limited		75%	433.8	416.6	115.7	1.04x	3.7x	27.8%	4.3x	0.83x

Source: Capital IQ
Notes: NA refers to not available
1: Implied enterprise value of target company based on the announced transaction equity price and other public information available at the time of the announcement
2: Based on reported metric for the most recent LTM period prior to the announcement of the transaction

Based on 50.5 million shares outstanding as of 11/5/2012 per 10-Q filing dated 11/9/2012

Benchmarking Analysis

Size (LTM Revenue, millions)	
Sinofert Holdings Ltd.	$6,543.9
Yunnan Yuntianhua Co., Ltd.	$1,589.9
Nanjing Redsun Co. Ltd.	$1,061.2
Stanley Fertilizer Co., Ltd.	$798.9
Anhui Liuguo Chemical Co., Ltd.	$794.5
Chongqing JianFeng Chemical Co., Ltd	$488.4
Liuzhou Chemical Industry Co., Ltd.	$447.5
Yongye International	$416.6
Anhui Sierte Fertilizer Industry Co., Ltd.	$289.5
Migao Corporation	$282.1
Ko Yo Chemical Group Limited	$225.7
China Green Agriculture, Inc.	$203.9
Guangxi Hechi Chemical Co., Ltd.	$138.1

Size[2] (EV as of 01/28/2013, millions)	
Yunnan Yuntianhua Co., Ltd.	$4,334.1
Sinofert Holdings Ltd.	$2,622.4
Nanjing Redsun Co. Ltd.	$1,367.1
Anhui Liuguo Chemical Co., Ltd.	$1,002.5
Liuzhou Chemical Industry Co., Ltd.	$727.9
Chongqing JianFeng Chemical Co., Ltd	$681.9
Stanley Fertilizer Co., Ltd.	$666.5
Anhui Sierte Fertilizer Industry Co., Ltd.	$575.2
Ko Yo Chemical Group Limited	$474.4
Yongye International	$386.8
Guangxi Hechi Chemical Co., Ltd.	$286.0
Migao Corporation	$240.4
China Green Agriculture, Inc.	$42.8

Historical Growth (2-Fiscal Year Revenue)	
Yongye International	99.5%
Ko Yo Chemical Group Limited	53.9%
China Green Agriculture, Inc.	39.4%
Stanley Fertilizer Co., Ltd.	33.6%
Yunnan Yuntianhua Co., Ltd.	27.9%
Nanjing Redsun Co. Ltd.	27.7%
Liuzhou Chemical Industry Co., Ltd.	27.7%
Migao Corporation	22.3%
Anhui Sierte Fertilizer Industry Co., Ltd.	21.1%
Sinofert Holdings Ltd.	16.5%
Chongqing JianFeng Chemical Co., Ltd	8.7%
Guangxi Hechi Chemical Co., Ltd.	6.0%
Anhui Liuguo Chemical Co., Ltd.	5.4%

Historical Growth (1-Fiscal Year Revenue)	
Yongye International	82.3%
Ko Yo Chemical Group Limited	63.5%
Stanley Fertilizer Co., Ltd.	57.5%
Nanjing Redsun Co. Ltd.	52.0%
Yunnan Yuntianhua Co., Ltd.	43.1%
Anhui Sierte Fertilizer Industry Co., Ltd.	32.8%
Migao Corporation	27.1%
Sinofert Holdings Ltd.	25.3%
Liuzhou Chemical Industry Co., Ltd.	25.3%
Guangxi Hechi Chemical Co., Ltd.	25.2%
Chongqing JianFeng Chemical Co., Ltd	24.0%
China Green Agriculture, Inc.	21.0%
Anhui Liuguo Chemical Co., Ltd.	21.0%

Historical Growth (2-Fiscal Year EBITDA)	
Ko Yo Chemical Group Limited	226.3%
Yongye International	88.9%
Anhui Liuguo Chemical Co., Ltd.	57.6%
Stanley Fertilizer Co., Ltd.	56.8%
Nanjing Redsun Co. Ltd.	52.9%
Anhui Sierte Fertilizer Industry Co., Ltd.	33.7%
Liuzhou Chemical Industry Co., Ltd.	32.8%
China Green Agriculture, Inc.	32.8%
Yunnan Yuntianhua Co., Ltd.	20.5%
Migao Corporation	-13.9%
Chongqing JianFeng Chemical Co., Ltd	-15.5%
Guangxi Hechi Chemical Co., Ltd.	NMF
Sinofert Holdings Ltd.	NMF

Historical Growth (1-Fiscal Year EBITDA)	
Ko Yo Chemical Group Limited	598.6%
Nanjing Redsun Co. Ltd.	121.0%
Guangxi Hechi Chemical Co., Ltd.	117.4%
Yongye International	79.7%
Anhui Liuguo Chemical Co., Ltd.	74.4%
Sinofert Holdings Ltd.	73.5%
Anhui Sierte Fertilizer Industry Co., Ltd.	36.6%
Liuzhou Chemical Industry Co., Ltd.	26.8%
Stanley Fertilizer Co., Ltd.	26.5%
China Green Agriculture, Inc.	24.7%
Yunnan Yuntianhua Co., Ltd.	16.9%
Chongqing JianFeng Chemical Co., Ltd	-5.9%
Migao Corporation	-28.6%

Projected Growth (1-Fiscal Year Revenue)	
Migao Corporation	50.2%
Ko Yo Chemical Group Limited	46.7%
Yongye International	29.0%
Anhui Sierte Fertilizer Industry Co., Ltd.	27.0%
Stanley Fertilizer Co., Ltd.	26.7%
Anhui Liuguo Chemical Co., Ltd.	15.5%
Chongqing JianFeng Chemical Co., Ltd	15.0%
Yunnan Yuntianhua Co., Ltd.	13.0%
Liuzhou Chemical Industry Co., Ltd.	11.1%
Sinofert Holdings Ltd.	8.6%
Nanjing Redsun Co. Ltd.	3.8%
Guangxi Hechi Chemical Co., Ltd.	NA
China Green Agriculture, Inc.	NA

Projected Growth (1-Fiscal Year EBITDA)	
Chongqing JianFeng Chemical Co., Ltd	74.5%
Yunnan Yuntianhua Co., Ltd.	40.7%
Anhui Sierte Fertilizer Industry Co., Ltd.	33.6%
Stanley Fertilizer Co., Ltd.	31.0%
Sinofert Holdings Ltd.	29.3%
Yongye International	19.5%
Nanjing Redsun Co. Ltd.	12.8%
Ko Yo Chemical Group Limited	11.8%
Anhui Liuguo Chemical Co., Ltd.	NA
China Green Agriculture, Inc.	NA
Liuzhou Chemical Industry Co., Ltd.	NA
Guangxi Hechi Chemical Co., Ltd.	NA
Migao Corporation	NA

Notes:
1. No company used for comparative purposes is identical to the Company
2. Based on public trading prices of common stock
3. Converted to US$ using relevant rates as of 01/28/2012
NA refers to not available
NMF refers to not meaningful figure

Benchmarking Analysis (cont.)

Profitability (LTM EBITDA to LTM Revenue)	
China Green Agriculture, Inc.	29.1%
Yongye International	27.8%
Ko Yo Chemical Group Limited	24.9%
Liuzhou Chemical Industry Co., Ltd.	16.5%
Yunnan Yuntianhua Co., Ltd.	14.3%
Anhui Sierte Fertilizer Industry Co., Ltd.	13.7%
Guangxi Hechi Chemical Co., Ltd.	12.5%
Nanjing Redsun Co. Ltd.	9.2%
Chongqing JianFeng Chemical Co., Ltd	8.3%
Stanley Fertilizer Co., Ltd.	6.7%
Anhui Liuguo Chemical Co., Ltd.	6.0%
Sinofert Holdings Ltd.	4.3%
Migao Corporation	3.5%

Relative Depreciation (LTM Depreciation to LTM EBITDA)	
Yunnan Yuntianhua Co., Ltd.	82.9%
Migao Corporation	77.2%
Guangxi Hechi Chemical Co., Ltd.	62.0%
Anhui Liuguo Chemical Co., Ltd.	60.2%
Liuzhou Chemical Industry Co., Ltd.	56.2%
Nanjing Redsun Co. Ltd.	42.8%
Chongqing JianFeng Chemical Co., Ltd	25.9%
Sinofert Holdings Ltd.	25.3%
Ko Yo Chemical Group Limited	24.0%
Anhui Sierte Fertilizer Industry Co., Ltd.	17.3%
China Green Agriculture, Inc.	13.0%
Yongye International	12.6%
Stanley Fertilizer Co., Ltd.	12.4%

Internal Investment (LTM Capex to LTM Revenue)	
Ko Yo Chemical Group Limited	46.5%
Anhui Liuguo Chemical Co., Ltd.	25.7%
Chongqing JianFeng Chemical Co., Ltd	21.6%
Anhui Sierte Fertilizer Industry Co., Ltd.	21.3%
Yunnan Yuntianhua Co., Ltd.	15.5%
Migao Corporation	10.6%
Guangxi Hechi Chemical Co., Ltd.	8.7%
China Green Agriculture, Inc.	7.6%
Stanley Fertilizer Co., Ltd.	6.1%
Nanjing Redsun Co. Ltd.	3.8%
Liuzhou Chemical Industry Co., Ltd.	2.0%
Yongye International	0.8%
Sinofert Holdings Ltd.	0.8%

Liquidity (Current Ratio as of 01/28/2013)	
Yongye International	4.6
Anhui Sierte Fertilizer Industry Co., Ltd.	4.4
China Green Agriculture, Inc.	3.8
Chongqing JianFeng Chemical Co., Ltd	2.3
Migao Corporation	2.1
Stanley Fertilizer Co., Ltd.	2.0
Anhui Liuguo Chemical Co., Ltd.	1.1
Sinofert Holdings Ltd.	1.0
Nanjing Redsun Co. Ltd.	1.0
Liuzhou Chemical Industry Co., Ltd.	0.8
Yunnan Yuntianhua Co., Ltd.	0.7
Ko Yo Chemical Group Limited	0.7
Guangxi Hechi Chemical Co., Ltd.	0.6

Leverage[2] (Debt to EV as of 01/28/2013)	
Ko Yo Chemical Group Limited	75.5%
Yunnan Yuntianhua Co., Ltd.	67.1%
Migao Corporation	64.8%
Liuzhou Chemical Industry Co., Ltd.	52.0%
Chongqing JianFeng Chemical Co., Ltd	41.4%
Sinofert Holdings Ltd.	37.9%
China Green Agriculture, Inc.	33.8%
Nanjing Redsun Co. Ltd.	30.6%
Anhui Liuguo Chemical Co., Ltd.	29.5%
Guangxi Hechi Chemical Co., Ltd.	24.5%
Yongye International	12.3%
Anhui Sierte Fertilizer Industry Co., Ltd.	2.8%
Stanley Fertilizer Co., Ltd.	0.0%

Account Receivable Turnover Days (LTM Period)	
Yongye International	258.1
China Green Agriculture, Inc.	121.2
Migao Corporation	111.3
Yunnan Yuntianhua Co., Ltd.	48.0
Liuzhou Chemical Industry Co., Ltd.	29.2
Guangxi Hechi Chemical Co., Ltd.	26.2
Sinofert Holdings Ltd.	24.0
Anhui Sierte Fertilizer Industry Co., Ltd.	20.3
Nanjing Redsun Co. Ltd.	18.8
Anhui Liuguo Chemical Co., Ltd.	13.8
Ko Yo Chemical Group Limited	5.2
Chongqing JianFeng Chemical Co., Ltd	0.3
Stanley Fertilizer Co., Ltd.	0.0

Inventory Turnover Days (LTM Period)	
Yongye International	239.4
Migao Corporation	158.0
Guangxi Hechi Chemical Co., Ltd.	121.5
Yunnan Yuntianhua Co., Ltd.	98.3
Anhui Liuguo Chemical Co., Ltd.	98.1
Liuzhou Chemical Industry Co., Ltd.	83.7
Anhui Sierte Fertilizer Industry Co., Ltd.	83.6
China Green Agriculture, Inc.	82.6
Nanjing Redsun Co. Ltd.	73.6
Sinofert Holdings Ltd.	66.6
Stanley Fertilizer Co., Ltd.	64.8
Chongqing JianFeng Chemical Co., Ltd	45.0
Ko Yo Chemical Group Limited	15.8

Notes:
1. No company used for comparative purposes is identical to the Company
2. Based on public trading prices of common stock
3. Converted to US$ using relevant rates as of 01/28/2012
NA refers to not available
NMF refers to not meaningful figure

Discounted Cash Flow Analysis[1]

(dollars in millions, except per share values)

	Projected FYE December 31,				
	2013E[2]	2014E	2015E	2016E	2017E
Revenue	$616.5	$863.8	$1,079.9	$1,331.2	$1,599.0
Revenue Growth %		*29.4%*	*25.0%*	*23.3%*	*20.1%*
Cost of Goods Sold	(257.1)	(368.8)	(467.6)	(581.7)	(700.4)
Selling, General & Administrative	(174.0)	(253.3)	(327.2)	(416.7)	(516.5)
R&D Expenses	(18.5)	(25.9)	(32.4)	(39.9)	(48.0)
Depreciation and Amortization	10.1	14.9	19.0	19.5	13.2
Adjusted EBITDA	$177.1	$230.6	$271.8	$312.3	$347.4
EBITDA Margin %	*28.7%*	*26.7%*	*25.2%*	*23.5%*	*21.7%*
Depreciation and Amortization	(10.1)	(14.9)	(19.0)	(19.5)	(13.2)
Adjusted EBIT	$166.9	$215.7	$252.7	$292.8	$334.2
Taxes[3]	(30.1)	(38.8)	(45.5)	(52.7)	(60.2)
Unlevered Earnings	$136.9	$176.9	$207.2	$240.1	$274.1
Depreciation and Amortization	10.1	14.9	19.0	19.5	13.2
Capital Expenditures	(60.3)	(52.7)	(17.2)	(5.9)	(6.7)
Change in Working Capital	(117.3)	(179.6)	(170.1)	(246.6)	(219.4)
Unlevered Free Cash Flows	($30.6)	($40.5)	$39.0	$7.1	$61.1

Terminal Value Assumptions	
Revenue	$1,599.0
Cost of Goods Sold	(700.4)
Selling, General & Administrative	(516.5)
R&D Expenses	(48.0)
Depreciation and Amortization	6.7
Adjusted EBITDA	$340.9
EBITDA Margin %	*21.3%*
Depreciation and Amortization	(6.7)
Adjusted EBIT	$334.2
Taxes[3]	(60.2)
Unlevered Earnings	$274.1
Depreciation and Amortization	6.7
Capital Expenditures	(6.7)
Change in Working Capital	(219.4)
Unlevered Free Cash Flows	$54.7

	Implied 2017 Adjusted EBITDA Terminal Multiple[4]		
Discount Rate	4.0%	5.0%	6.0%
12.0%	2.1x	2.4x	2.8x
12.5%	2.0x	2.2x	2.6x
13.0%	1.9x	2.1x	2.4x
13.5%	1.8x	2.0x	2.3x
14.0%	1.7x	1.9x	2.1x

	PV of Terminal Value as a % of Enterprise Value		
Discount Rate	4.0%	5.0%	6.0%
12.0%	98.2%	98.5%	98.7%
12.5%	98.3%	98.5%	98.7%
13.0%	98.4%	98.6%	98.7%
13.5%	98.5%	98.6%	98.8%
14.0%	98.6%	98.7%	98.9%

	Present Value of Cash Flows 2013 - 2017	PV of Terminal Value Based on Perpetual Growth Rate for 2017 Unlevered Free Cash Flow		
Discount Rate		4.0%	5.0%	6.0%
12.0%	$7.8	$428.6	$494.5	$582.4
12.5%	$6.9	$395.4	$452.4	$527.0
13.0%	$6.1	$366.1	$415.9	$479.8
13.5%	$5.3	$340.1	$383.8	$439.1
14.0%	$4.5	$316.8	$355.4	$403.6

	Implied Enterprise Value			Net Debt[5] and Other
Discount Rate	4.0%	5.0%	6.0%	
12.0%	$436.3	$502.2	$590.2	$100.3
12.5%	$402.3	$459.4	$533.9	$100.3
13.0%	$372.2	$422.0	$485.9	$100.3
13.5%	$345.4	$389.1	$444.4	$100.3
14.0%	$321.3	$359.9	$408.2	$100.3

	Implied Total Equity Value			Implied Equity Value Per Share[6]		
Discount Rate	4.0%	5.0%	6.0%	4.0%	5.0%	6.0%
12.0%	$336.0	$402.0	$489.9	$6.65	$7.95	$9.69
12.5%	$302.1	$359.1	$433.7	$5.98	$7.11	$8.58
13.0%	$272.0	$321.7	$385.6	$5.38	$6.37	$7.63
13.5%	$245.1	$288.8	$344.1	$4.85	$5.71	$6.81
14.0%	$221.1	$259.7	$307.9	$4.37	$5.14	$6.09

Source: Based on projections provided by Company management

Notes:

1. Present values as of 01/28/2012 using mid-year convention
2. Represents a 11.1 month stub period with valuation date as of 01/28/2013
3. Tax rate per management estimate
4. Implied from corresponding discount rate and perpetual growth rate applied to 2017 EBITDA
5. Includes net debt, preferred stock, derivative liabilities and minority interest as of 9/30/2012
6. Based on 50.5 million shares outstanding as of 11/5/2012 per 10-Q filing dated 11/9/2012

Illustrative Implied Multiples and Investment Required[1]

(dollars in millions, except per share values)

Illustrative Purchase Price Per Share	Implied Equity Value[1]	Implied Premium to Pre-Announcement Share Price	Implied Enterprise Value	Implied EV/ LTM Revenue 9/30/2012	Implied EV/ LTM EBITDA 9/30/2012	Total Implied Investment Required[2]
Pre-announcement Price (10/12/12) $4.79	242.1	0.0%	$ 342.3	0.82x	3.0x	$ 181.9
Current Trading Price (01/28/13) $5.67	286.5	10.4%	386.8	0.93x	3.3x	215.3
$6.00	303.2	25.3%	403.5	0.97x	3.5x	227.8
$6.25	315.9	30.5%	416.1	1.00x	3.6x	237.3
$6.50	328.5	35.7%	428.8	1.03x	3.7x	246.8
$6.60	333.5	37.8%	433.8	1.04x	3.7x	250.6
$6.75	341.1	40.9%	441.4	1.06x	3.8x	256.3
$7.00	353.8	46.1%	454.0	1.09x	3.9x	265.8
$7.15	361.3	49.3%	461.6	1.11x	4.0x	271.5
$7.25	366.4	51.4%	466.7	1.12x	4.0x	275.3
$7.50	379.0	56.6%	479.3	1.15x	4.1x	284.7
$7.75	391.7	61.8%	491.9	1.18x	4.3x	294.2
$8.00	404.3	67.0%	504.6	1.21x	4.4x	303.7
$8.25	416.9	72.2%	517.2	1.24x	4.5x	313.2
$8.50	429.6	77.5%	529.8	1.27x	4.6x	322.7
$8.75	442.2	82.7%	542.5	1.30x	4.7x	332.2
$9.00	454.8	87.9%	555.1	1.33x	4.8x	341.7

Additional Investment Required per Selected Price Movements

Per Share Price Movement	Additional Investment (US$ millions)
$0.05	$1.9
0.10	$3.8
0.25	$9.5
0.50	$19.0
1.00	$38.0

- Based on Buyer Group's proposed $6.60 purchase price per share, the total implied investment required is $250.6 million
- A $0.10 increase in per share purchase price increases the investment required by $3.8 million and a $1.00 increase in the per share purchase price increases the investment required by $38.0 million
- Assuming total transaction and financing costs of $21.2 million (per Buyer Group), the Buyer Group would have up to $272.8 million in capital to fund the transaction (up to $232.0 million available from CDB, $12.0 million from Chairman Wu, and $50 million from Abax)

Note:
1. Based on 50.5 million shares outstanding as of 11/5/2012 per 10-Q filing dated 11/9/2012
2. Assumes Buyer Group ownership of 24.9% on a non-converted basis

Analyst Commentary

Date of Report	Analyst	Opening Price on Report Date	View	Target Price	Commentary[1]
6/18/2012	Brean Murray, Carret & Co. Stella Chang	$3.15	Hold	NA	■ "Has significantly grown its revenue at a 4-year CAGR of 134%" ■ "Secured 25 provincial distributors, 810 county distributors, and 30,886 brand retailers" ■ "The company plans to increase its production capacity to 70,000 tons by year-end of 2012" ■ "High volatility in operating cash flow performance is still a big concern"
1/9/2012	Morningstar, Min Tang-Varner	$4.19	Not Rated	NA	■ "Chinese organic agriculture industry is booming" ■ "Production facility expansion and effective marketing strategies should produce significant earnings growth in the near term" ■ "Upstream integration will also provide higher gross margins; however, Yongye could easily slump if fulvic acid-based fertilizers prove to be a fad rather than a trend"
8/10/2011	Roth Capital, Howard Zhou	$4.15	Neutral	$4.50	■ "We remain concerned that an overly aggressive sales approach will result in an inventory glut and disorder in the channel, hurting the long-term growth outlook" ■ "A capital-intensive growth may not be sustainable and will continue to limit cash generation" ■ "MSPEA investment ($50.0 million) came at a high cost despite a meaningful validation to the company" ■ "The pending lignite coal mine project ($33.0 million prepaid) remains an overhang"

Source: Analyst reports
1: Direct quotation from analyst reports

Implied Premiums Paid in Selected Going-Private Transactions Involving US-Listed Chinese Companies

Announced Date	Closing Date	Company Name	Exchange	Domiciled Location	Offer Price ($)[1]	Consideration (US$ mm)	% Sought	Implied MVE (US$ mm)[2]	Implied EV (US$ mm)[3]	Price Premium: 1-Day VWAP[4]	Price Premium: 30-Day VWAP[4]	Price Premium: 90-Day VWAP[4]	Price Premium: 52-Week VWAP[4]	Price Premium: 52-Week High
Announced Deals														
11/2/2012	-	Trunkbow International Holdings, Ltd.	NasdaqGM	Nevada	1.46	30.1	56%	53.7	66.8	28.1%	65.9%	28.1%	(37.6%)	(39.4%)
10/15/2012	-	American Lorain Corporation	AMEX	Nevada	1.60	29.5	54%	55.2	116.0	33.3%	25.0%	48.1%	16.8%	(8.6%)
10/15/2012	**-**	**Yongye International, Inc.[5]**	**NasdaqGS**	**Nevada**	**6.60**	**250.6**	**75%**	**333.5**	**433.8**	**39.2%**	**47.2%**	**70.4%**	**84.4%**	**11.9%**
10/12/2012	-	Ninetowns Internet Technology Group Company Ltd.	NasdaqGM	Cayman	2.00	56.8	73%	77.6	NM	85.2%	63.9%	83.5%	53.8%	(2.4%)
10/3/2012	-	Feihe International, Inc.	NYSE	Utah	7.40	80.0	55%	146.4	275.1	22.1%	21.5%	6.3%	65.2%	(20.4%)
9/26/2012	-	7 Days Group Holdings Limited	NYSE	Cayman	12.70	446.8	70%	634.7	610.0	20.5%	34.2%	22.4%	(19.4%)	(27.4%)
9/12/2012	-	3SBio Inc.	NasdaqGS	Cayman	15.00	NA	NA	331.2	203.8	31.5%	33.2%	23.4%	16.6%	(2.2%)
9/7/2012	-	Syswin Inc.	NYSE	Cayman	2.00	39.8	40%	99.1	31.0	25.8%	55.0%	34.2%	8.1%	(14.5%)
8/13/2012	-	LJ International Inc.	NasdaqGM	BVI	2.00	56.4	89%	63.4	190.1	25.8%	22.0%	26.6%	(20.3%)	(31.3%)
8/13/2012	-	Focus Media Holding Ltd.	NasdaqGS	Cayman	27.50	2,266.5	65%	3,514.0	3,020.0	20.7%	41.2%	17.4%	(8.6%)	(16.5%)
7/6/2012	-	ShangPharma Corporation	NYSE	Cayman	9.00	60.0	34%	176.8	142.2	33.5%	47.1%	10.3%	(17.3%)	(26.5%)
5/9/2012	-	China Nuokang Bio-Pharmaceutical Inc.	NasdaqGM	Cayman	5.80	43.4	39%	111.9	76.2	56.8%	63.4%	134.8%	39.8%	(1.4%)
4/17/2012	-	Shengtai Pharmaceutical Inc.	OTCPK	Delaware	1.65	9.4	60%	15.8	90.8	50.0%	166.1%	33.1%	(12.7%)	(17.1%)
3/27/2012	-	Zhongpin, Inc.	NasdaqGS	Delaware	13.50	414.5	83%	502.3	913.3	44.9%	24.9%	56.3%	(11.9%)	(22.0%)
3/1/2012	-	Tibet Pharmaceuticals, Inc.	Nasdaq	BVI	3.00	34.7	78%	44.5	18.6	77.5%	203.0%	229.7%	(38.9%)	(42.3%)
1/20/2012	-	AsiaInfo-Linkage, Inc.	NasdaqGS	Delaware	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA
1/6/2012	-	Jingwei International Limited	NasdaqCM	Nevada	2.20	2.3	46%	5.0	3.6	64.2%	67.9%	40.1%	(44.0%)	(70.6%)
12/13/2011	-	WSP Holdings Ltd.	NYSE	Cayman	3.00	30.1	49%	61.2	887.8	39.5%	50.0%	42.9%	(43.4%)	79.6%
Closed Deals														
5/21/2012	12/28/2012	Yucheng Technologies Limited	NasdaqGS	BVI	3.90	65.4	84%	78.0	78.9	26.2%	27.9%	58.5%	2.6%	0.8%
11/3/2010	12/27/2012	Fushi Copperweld, Inc.	NasdaqGS	Nevada	9.50	257.0	71%	362.9	155.9	4.4%	8.8%	6.0%	42.2%	(26.6%)
4/2/2012	12/11/2012	Winner Medical Group Inc.	NasdaqGM	Nevada	4.50	28.6	26%	109.7	91.0	38.5%	21.3%	73.7%	(2.0%)	(15.1%)
1/9/2012	11/9/2012	Pansoft Company Limited	NasdaqCM	BVI	4.15	8.1	36%	22.4	17.2	111.7%	59.0%	126.8%	5.3%	(16.0%)
5/3/2012	11/2/2012	China Mass Media Corp.	NYSE	Cayman	5.00	3.1	25%	12.5	NM	109.2%	177.8%	21.4%	197.6%	(80.8%)
2/21/2012	10/31/2012	China TransInfo Technology Corp.	NasdaqGM	Nevada	5.80	76.9	52%	148.7	136.5	14.4%	23.1%	80.1%	24.7%	12.0%
2/24/2012	10/17/2012	Gushan Environmental Energy Limited	NYSE	Cayman	1.65	21.0	65%	32.3	45.8	33.1%	28.9%	(4.1%)	(66.6%)	(67.3%)
11/14/2011	4/17/2012	China GrenTech Corp. Ltd.	NasdaqGS	Cayman	3.15	44.3	60%	74.0	247.5	19.3%	55.9%	52.2%	(2.8%)	(14.9%)
10/28/2011	4/20/2012	China Real Estate Information Corporation	NasdaqGS	Cayman	5.73	285.5	46%	626.0	503.1	6.3%	14.8%	(11.0%)	(41.8%)	(46.3%)
10/17/2011	2/14/2012	Shanda Interactive Entertainment Ltd.	NasdaqGS	Cayman	41.35	699.0	31%	2,262.0	1,558.5	24.7%	16.9%	11.2%	3.3%	(23.7%)
6/27/2011	8/11/2011	Tiens Biotech Group (USA), Inc.	NYSE Amex	Delaware	1.72	6.0	5%	122.7	150.0	70.4%	29.4%	25.6%	(10.4%)	(12.7%)
3/25/2011	8/25/2011	Funtalk China Holdings Limited	NasdaqGM	Cayman	7.20	99.2	23%	433.9	631.0	17.5%	46.9%	35.6%	8.3%	(17.5%)
3/7/2011	11/4/2011	China Fire & Security Group, Inc.	NasdaqCM	Florida	9.00	108.9	41%	265.5	220.2	46.1%	53.1%	25.7%	(43.5%)	(45.4%)
1/28/2011	9/16/2011	China Security & Surveillance Technology, Inc.	NYSE	Delaware	6.50	442.0	76%	583.2	886.7	34.6%	25.2%	21.7%	(11.3%)	(26.9%)
11/11/2010	8/19/2011	Chemspec International Limited	NYSE	Cayman	8.10	124.9	43%	293.2	288.6	20.0%	29.8%	2.1%	37.8%	(10.5%)
10/11/2010	11/3/2011	Harbin Electric, Inc.	NasdaqGS	Nevada	24.00	449.8	60%	754.5	797.7	20.8%	43.5%	39.9%	24.4%	(7.7%)
4/8/2010	4/15/2011	Tongjitang Chinese Medicines Company	NYSE	Cayman	4.50	20.2	17%	117.1	102.7	19.4%	18.1%	19.7%	22.6%	(11.8%)
Announced Deals[6]														
Mean										41.2%	61.5%	52.3%	(3.4%)	(16.4%)
Median										33.4%	48.5%	33.6%	(12.3%)	(18.8%)
Closed Deals														
Mean										36.3%	40.0%	34.4%	11.2%	(24.1%)
Median										24.7%	28.9%	25.6%	3.3%	(16.0%)
Overall[6]														
Mean										38.7%	50.5%	43.1%	4.1%	(20.4%)
Median										31.5%	34.2%	28.1%	(2.0%)	(17.1%)

Source: Capital IQ, Company Filings

Note:

1. As of announcement date or any revised offers received after announcement date

*2. Equity Market Value (MVE) refers to share price * (common shares outstanding + options and warrants per the treasury stock method)*

3. Enterprise Value (EV) refers to equity market value + debt + preferred stock + derivative liabilities + minority interest – cash and short term investment

4. VWAP stands for Volume Weighted Average Price

5. Yongye International, Inc.'s consideration and % sought are calculated using 24.9% Buyer Group pre-transaction holdings on a non-converted basis; Based on 50.5 million shares outstanding as of 11/5/2012 per 10-Q filing dated 11/9/2012

Mean and median calculation does not include Yongye International, Inc.'s data

Price Revision Study: U.S.-Listed Chinese Companies

Ann. Date	Target	Acquiror	Initial Offer Date	Initial Offer Price ($)	Final Offer Date	Final Offer Price ($)	% Change	# of Revisions
Announced Deals								
8/13/2012	Focus Media Holding Ltd.	Jason Nanchun Jiang (Chairman and CEO), China Everbright, FountainVest Partners, CITIC Capital Partners, The Carlyle Group, Fosun International	8/13/2012	27.00	12/19/2012	27.50	1.9%	1
1/6/2012	Jingwei International Limited	Jianguo Du (Chairman and CEO)	1/6/2012	1.56	2/9/2012	2.20	41.0%	1
Closed Deals								
5/21/2012	Yucheng Technologies Limited	Weidong Hong (Chairman and CEO)	5/21/2012	3.80	8/13/2012	3.90	2.6%	1
2/24/2012	Gushan Environmental Energy Limited	Jianqiu Yu (Chairman and CEO)	2/24/2012	1.60	9/13/2012	1.65	3.2%	2
2/21/2012	China TransInfo Technology Corp.	Shudong Xia (Chairman and CEO)	2/21/2012	5.65	6/8/2012	5.80	2.7%	1
1/9/2012	Pansoft Company Limited	Hugh Wang (Chairman) and Guoqiang Lin (CEO)	1/9/2012	3.76	5/17/2012	4.15	10.4%	1
11/14/2011	China GrenTech Corp. Ltd.	Yingjie Gao (Chairman and CEO), Rong Yu (CFO), Yin Huang	11/14/2011	3.10	1/12/2012	3.15	1.6%	1
3/25/2011	Funtalk China Holdings Limited	Kuo Zhang (Chairman), Dongping Fei (CEO), ARCH Digital Holding and other investors	3/25/2011	7.10	5/11/2011	7.20	1.4%	1
11/11/2010	Chemspec International Limited	Jianhua Yang (Chairman and CEO), Primavera Capital Group	11/11/2010	8.00	3/9/2011	8.10	1.3%	1
11/3/2010	Fushi Copperweld, Inc.	Li Fu (Chairman and CEO), Abax Global Capital Limited	11/3/2010	11.50	12/28/2011	9.50	(17.4%)	2
		Mean					7.3%	1
		Median					2.6%	1

Source: Capital IQ, Company Filings
Note: Fushi Copperweld, Inc. % Change is excluded from mean and median calculation

Price Revision Study: Other U.S.-Listed Companies

Ann. Date	Target	Acquiror	Initial Offer Date	Initial Offer Price ($)	Final Offer Date	Final Offer Price ($)	% Change	# of Revisions
5/1/2012	PF Chang's China Bistro	Centerbridge Partners LP	3/16/2012	52.00	5/1/2012	51.50	(1.0%)	2
4/20/2012	Great Wolf Resorts Inc.	Apollo Global Management	9/12/2011	4.25	4/20/2012	7.85	84.7%	6
4/18/2012	Knology Inc.	Avista Capital	3/13/2012	19.25	4/18/2012	19.75	2.6%	1
3/19/2012	AboveNet Inc.	Zayo Group LLC	3/1/2012	80.00	3/19/2012	84.00	5.0%	3
3/9/2012	Quest Software Inc.	Insight Venture Partners LLC	11/7/2011	20.50	3/9/2012	23.00	12.2%	5
1/30/2012	The PEP Boys-Manny Moe & Jack	The Gores Group LLC	9/30/2011	14.00	1/30/2012	15.00	7.1%	5
12/19/2011	Winn-Dixie Stores Inc.	Bi-Lo LLC	3/7/2011	8.20	12/19/2011	9.50	15.9%	4
12/9/2011	Blue Coat Systems Inc.	Thoma Bravo LLC, Ontario Teachers Pension Plan	12/6/2011	24.50	12/9/2011	25.81	5.3%	2
10/11/2011	99 Cents Only Stores	Ares Management LLC, Canada Pension Plan Investment Board	9/27/2011	21.50	10/11/2011	22.00	2.3%	1
10/3/2011	Pharmaceutical Product Development	The Carlyle Group, Hellman & Friedman	9/26/2011	33.00	10/3/2011	33.25	0.8%	1
9/29/2011	Harleysville Group Inc.	Nationwide Mutual Insurance	3/30/2011	55.00	9/29/2011	60.00	9.1%	2
9/12/2011	M&F Worldwide Corp	MacAndrews & Forbes Holdings Inc.	6/13/2011	24.00	9/12/2011	25.00	4.2%	1
7/12/2011	Kinetic Concepts Inc.	Apax Partners, Canada Pension Plan	3/29/2011	64.00	7/12/2011	68.50	7.0%	4
7/5/2011	Immucor Inc.	TPG Capital	5/17/2011	26.00	7/5/2011	27.00	3.8%	3
7/1/2011	Blackboard Inc.	Providence Equity Partners Inc.	4/14/2011	46.00	7/1/2011	45.00	(2.2%)	2
6/29/2011	BJ's Wholesale Club Inc.	Leonard Green & Partners, CVC Capital	6/16/2011	50.00	6/29/2011	51.25	2.5%	2
6/17/2011	Graham Packaging Co Inc.	Rank Group	6/8/2011	25.00	6/17/2011	25.50	2.0%	1
5/16/2011	Primedia Inc.	TPG Capital LP	5/9/2011	5.50	5/16/2011	7.10	29.1%	2
5/10/2011	Ckx Inc.	Appollo Global Management	3/23/2011	5.00	5/10/2011	5.50	10.0%	1
5/6/2011	Warner Music Group	Access Industries	2/27/2011	6.50	5/6/2011	8.25	26.9%	3
4/26/2011	Smart Modular Technologies	Silver lake Partners, Silver Lake Sumeru	1/13/2011	7.50	4/26/2011	9.25	23.3%	3
4/4/2011	Epicor Software Corp.	Apax Partners LP	9/8/2010	10.50	4/4/2011	12.50	19.0%	4
4/1/2011	SRA International Inc.	Providence Equity Partners	10/27/2010	28.00	4/1/2011	31.25	11.6%	6
3/28/2011	Rural/Metro Corp.	Warburg Pincus LLC	2/1/2011	17.00	3/28/2011	17.25	1.5%	1
3/11/2011	Lawson Software Inc.	Infor, Golden Gate Capital	1/21/2011	10.38	3/11/2011	11.25	8.4%	3
2/14/2011	Emergency Medical Services Corp.	Clayton, Dubilier & Rice, LLC	12/8/2010	61.50	2/14/2011	64.00	4.1%	3
1/31/2011	Pre-Paid Legal Services Inc.	MidOcean Partners	11/22/2010	62.00	1/31/2011	66.50	7.3%	2
		Mean					11.2%	3
		Median					7.0%	2

Source: Capital IQ, Company Filings